Exhibit 99.2

RAND CAPITAL CORPORATION

SPECIAL DIVIDEND ELECTION FORM

You may elect to receive the Special Dividend, payable on May 11, 2020, in the form of cash or shares of common stock of Rand Capital Corporation by returning this Dividend Election Form, as provided below. Prior to making an election, please read carefully and in its entirety the accompanying letter from Rand Capital Corporation, dated April 3, 2020, as all elections are subject to the terms of the Special Dividend as described in the accompanying letter. Your election must be made by returning this Special Dividend Election Form to be delivered to Continental Stock Transfer & Trust Company by 5:00 P.M. Eastern Time on April 24, 2020. If you do not timely and properly make an election, you will be deemed not to have made an election.

The actual proportion of shares or cash you receive in the Special Dividend may be different than what you elect on this Special Dividend Election Form. Your Special Dividend distribution will be dependent upon the pro-rata allocation that results from the combined elections of all shareholders and is subject to the 20% cash limitation on the Special Dividend (each as described in greater detail in the accompanying letter).

Please complete, sign, and date this Special Dividend Election Form in blue or black ink, by making a check mark or “X” in one of the boxes provided below and return it in the enclosed self-addressed envelope to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, N.Y. 10004, ATTN: HENRY FARRELL.

You may check ONLY one election. The number of shares of common stock of Rand Capital Corporation that held in your account as of the close of business on April 2, 2020 is indicated below.

THIS SPECIAL DIVIDEND ELECTION FORM IS VALID ONLY WHEN COMPLETED, SIGNED,

DATED AND RETURNED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY

BY 5:00 P.M. EASTERN TIME ON APRIL 24, 2020.

SPECIAL DIVIDEND ELECTION FORM

RAND CAPITAL CORPORATION

Option 1	Option 2

[ ] CASH ELECTION: I ELECT TO RECEIVE CASH, SUBJECT TO PRORATION AND THE CASH LIMIT	[ ] STOCK ELECTION: I ELECT TO RECEIVE SHARES OF RAND CAPITAL COMMON STOCK (INCLUDING CASH IN LIEU OF FRACTIONAL SHARES OF COMMON STOCK)
ACCOUNT NUMBER:	NUMBER OF SHARES HELD:

THIS SPECIAL DIVIDEND ELECTION FORM IS VALID ONLY WHEN COMPLETED, SIGNED,

DATED AND RETURNED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY

BY 5:00 P.M. EASTERN TIME ON APRIL 24, 2020.

Signature:	__________________________	Co-Owner Signature: _____________________________

Date: ________________, 2020

Note: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please state your title.